Exhibit 4.1

DEBENTURE PURCHASE AGREEMENT

between

WILSHIRE FINANCIAL SERVICES GROUP INC.

and

ROBERT H. KANNER

December 28, 2001

WILSHIRE FINANCIAL SERVICES GROUP INC.

DEBENTURE PURCHASE AGREEMENT

        This Debenture Purchase Agreement (the “Agreement”) is made as of December 28, 2001 by and between Wilshire Financial Services Group Inc., a Delaware corporation (including its successors pursuant to a Change of Control (as defined herein), the “Company”), and Robert H. Kanner (“Purchaser”).

RECITALS

        WHEREAS, the Company has authorized the sale and issuance of an aggregate principal amount of up to $7,690,000 of its 8% Convertible Subordinated Debentures Due December 15, 2005, in the form attached hereto as Exhibit A (the “Debentures”);

        WHEREAS, Purchaser desires to purchase the Debentures on the terms and conditions set forth herein, and the Company desires to issue and sell the Debentures to Purchaser on the terms and conditions set forth herein;

        WHEREAS, pursuant to the terms of the Debentures, the Debentures will be convertible into shares (“Conversion Shares”) of Common Stock, par value $.01 per share, of the Company (“Common Stock”) on the terms specified in the Debentures; and

        WHEREAS, Purchaser will have registration rights and certain other rights with respect to such Conversion Shares pursuant to the terms hereof.

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

SECTION 1

Agreement to Sell and Purchase

        Subject to the terms and conditions hereof, Purchaser agrees to purchase from the Company, on the Closing Date (as defined below), $4,200,000 in principal amount of Debentures, and the Company agrees to issue and sell such Debentures to Purchaser, for an aggregate purchase price (the “Purchase Price”) equal to 100% of the principal amount of Debentures so purchased by Purchaser.

SECTION 2

Closing, Delivery and Payment

        2.1   Closing. The closing (the “Closing”) of the purchase and sale of the Debentures shall take place at the offices of Irell & Manella LLP (“I&M”), at 10:00 a.m., local time on the first business day after the last to be waived or fulfilled of the conditions set forth in Section 6 has been fulfilled or waived, but in no event later than January 31, 2002 (it being understood that neither party hereto shall have the obligation to close the purchase and sale of Debentures hereunder if the Closing shall not have occurred by such date except to the extent the Closing shall have failed to occur due to a party’s failure to perform its obligations hereunder, in which case such party shall remain bound by its obligations hereunder). The date on which the Closing occurs is referred to herein as the “Closing Date.”

        2.2   Delivery. At the Closing, subject to the terms and conditions hereof, the Company will deliver to Purchaser one or more certificates representing the Debentures in denominations of at least $100,000 and free and clear of any liens or other encumbrances (other than those placed thereon by or on behalf of Purchaser), and Purchaser will deliver to the Company a signed Investor Questionnaire, a form of which was heretofore provided to Purchaser by the Company, and will make payment to the Company of the Purchase Price, by wire transfer of immediately available funds to an account designed by the Company.

SECTION 3

Representations and Warranties of the Company

The Company hereby represents and warrants to Purchaser as follows:

        3.1   Organization and Standing; Certificate and Bylaws. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted and as proposed to be conducted. The Company is currently qualified to do business in each state in which the failure to be so qualified would have a material adverse effect on the Company’s business as now conducted and as proposed to be conducted.

        3.2   Corporate Power. The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Debenture; to consummate the transactions contemplated hereby and thereby; and to carry out and perform its obligations under the terms thereof.

        3.3   Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Debentures have been duly taken. The Agreement and the Debentures constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; the Conversion Shares have been duly and validly reserved (in amounts as required by the terms of the Debenture) and, when issued pursuant to the terms of the Debenture, will be validly issued, fully paid, and nonassessable; and the Debentures and the Conversion Shares will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon Purchaser; provided, however, that such securities are subject to restrictions on transfer under applicable state and federal securities laws and pursuant to the Agreement. The Debentures and the Conversion Shares are not subject to any preemptive rights or rights of first refusal set forth in the charter documents of the Company or in any agreement by which the Company is bound.

        3.4   Compliance. The execution, delivery, and performance of and compliance with this Agreement and the issuance, performance and compliance of and with the Debentures and the Conversion Shares by the Company have not resulted and will not result in (i) any violation of, conflict with or the termination of any right, the loss of any benefit or a default (with or without notice and the passage of time) under (x) the Company’s charter or by-laws or (y) any agreements to which the Company is a party, or any applicable statute, rule, regulation, order or restriction of any federal or state governmental entity or agency thereof, or (ii) the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Company that could reasonably be expected to have a material adverse effect upon the Company.

        3.5   Governmental Consent, Etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Debentures or the Conversion Shares, or the consummation of any other transaction contemplated hereby.

        3.6   Offering. Subject to the accuracy of Purchaser’s representations in Section 4 hereof and in written responses to the Company’s inquiries, the offer, sale and issuance of the Debentures to be issued in conformity with the terms of this Agreement and the issuance of the Conversion Shares constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”).

SECTION 4

Representations and Warranties of Purchaser

        Purchaser hereby represents and warrants to the Company with respect to the purchase of the Debentures as follows:

        4.1   Accredited Investor; Experience. It is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act. It has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

        4.2   Investment. It is acquiring the Debentures for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Debentures have not been and will not be registered under the Securities Act in reliance upon the exemption from the registration provisions of the Securities Act pursuant to Regulation D thereunder, the availability of which exemption depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser’s representations as expressed herein and in response to the Company’s inquiries.

        4.3   Rule 144. It acknowledges that the Conversion Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale’s occurring not less than one year (or two years, in the case of affiliates of the Company) after the full purchase price has been paid for the original purchase of the security to be sold, the sale’s being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations.

        4.4   No Reliance; Confidentiality of Information. It has relied solely upon its own investigations and diligence, including a review of the Company’s publicly filed reports with the Securities and Exchange Commission, and not upon any information provided by or on behalf of the Company in making the decision to purchase the Debentures. It understands and acknowledges that neither the Company nor any of the Company’s representatives, agents or attorneys is making or has made at any time any warranties or representations of any kind or character, express or implied, with respect to any matter or the Common Stock, except as expressly set forth herein.

        4.5   Authorization. This Agreement constitutes valid and legally binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms.

        4.6   Tax Liability. It has reviewed with its own tax advisors the federal, state, local, and foreign tax consequences of this investment and the transactions contemplated by this Agreement. It has relied solely on such advisors and not on any statements or representations of the Company or of any agents of the Company. It understands that, except as otherwise specifically contemplated by this Agreement, it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

SECTION 5

Covenants

        5.1   Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Debentures, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Debentures and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding Debentures, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation engaging in best efforts to obtain the requisite shareholder approval.

        5.2   NASDAQ Listing. The Company shall, if necessary in accordance with NASDAQ rules, at its expense cause all shares of Common Stock issued upon the conversion of the Debentures to be listed at the time of such issuance on NASDAQ and/or such other national securities exchange shares on which shares of Common Stock are then listed on and shall maintain such listing.

        5.3   Good Faith Efforts. The Company shall work in good faith and use its commercially reasonable efforts to fulfill the conditions to Purchaser’s obligation to close hereunder, including without limitation with respect to the consummation of the AmEx Purchase (as defined herein).

        5.4   Confidentiality. Except as may be required by any law or regulation, Purchaser agrees that it will maintain the confidentiality of any information obtained by it pursuant to this Agreement or by virtue of its relationship as a holder of securities of the Company, which is not otherwise lawfully available from other sources, subject to the disclosure of information of a non-technical nature, including summary financial information, which Purchaser is obligated to disclose to its partners and/or shareholders.

        5.5   Senior Indebtedness. The Company shall deliver to Purchaser, upon request, on or prior to Closing all agreements under which it currently has outstanding Senior Indebtedness (as defined herein) and agrees to deliver any amendments thereto, and any agreements relating to Senior Indebtedness hereafter incurred or assumed, promptly to Purchaser upon the execution and delivery thereof.

SECTION 6

Conditions

        6.1   Conditions to Closing of Purchaser. The obligation of Purchaser to purchase the Debentures at Closing is, at the option of Purchaser, subject to the fulfillment of the following conditions as of the Closing Date:

            (a)   Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 hereof shall be true and correct as of the Closing Date.

            (b)   AmEx Purchase. The Company shall have completed the purchase of the 4,185,661 shares of Common Stock held by various entities affiliated with American Express Financial Advisors, Inc. at a purchase price equal to $2.40 per share (the “AmEx Purchase”).

            (c)   Opinion of Company’s Counsel. Purchaser shall have received from Irell & Manella LLP, counsel to the Company, an opinion addressed to it, dated the Closing Date, covering matters customary in a transaction of this nature.

            (d)   Bringdown Certificate. The Company shall have delivered to Purchaser a certificate of the Company, executed by an executive officer of the Company, dated the Closing Date, and certifying to the fulfillment of the conditions specified in clauses (a) and (b) of this Section 6.1, accompanied by a certificate of the Company’s corporate secretary as to the incumbency of such executive officer and the incumbency of each executive officer executing this Agreement and the Debentures.

        6.2   Conditions to Closing of Company. The Company’s obligation to sell and issue the Debentures is, at the option of the Company, subject to the fulfillment of the following conditions as of the Closing Date:

            (a)   Representations and Warranties Correct. The representations and warranties made by Purchaser in Section 4 hereof shall be true and correct when made and shall be true and correct on the Closing Date.

            (b)   AmEx Purchase. The AmEx Purchase shall have been consummated.

            (c)   Investor Questionnaire. Purchaser shall have delivered a duly executed Investor Questionnaire confirming, among other things, its status as an Accredited Investor (as defined in Regulation D under the Securities Act).

SECTION 7

Registration Rights

        7.1   Certain Definitions. As used in this Section 7, the following terms shall have the following respective meanings:

        “Change of Control” shall mean (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934 as in effect on the date hereof) of shares representing a majority of the aggregate ordinary voting power represented by the issued and outstanding Common Stock; (b) any transaction or series of related transactions (including without limitation, any reorganization, merger or consolidation) such that the outstanding shares of the Common Stock (or securities which are convertible into or exchangeable for Common Stock) are exchanged for or converted into securities which represent less than 51% of the voting securities of the surviving entity; (c) any transaction or series of related transactions (including without limitation, any reorganization, merger or consolidation) such that the Company’s stockholders immediately prior to such transaction or series of transactions own less than 51% of the voting securities of the surviving entity; (d) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the Company’s assets; or (e) the occupation of a majority of the seats (without regard to vacant seats) on the board of directors of the Company by persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated.

        “Commission” shall mean the Securities and Exchange Commission or any successor agency.

        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor law thereto.

        “Form S-3” shall mean the form of registration statement designated as “Form S-3” in the rules and regulations under the Securities Act, or any successor form thereto, if the Company qualifies for use of such Form S-3, and if the Company does not so qualify, any other form of registration statement for which the Company is qualified and which is applicable for use for the disposition proposed by the Holder or Holders requesting registration.

        “Holder” shall mean Purchaser, other holders of the Debentures and any transferee of Registrable Securities who pursuant to Section 7.14 below or pursuant to other purchase agreements for the purchase of the Debentures (the “Other Purchase Agreements”) is entitled to registration rights hereunder or thereunder.

        “Registrable Securities” shall mean shares of Common Stock of the Company issued or issuable upon the conversation of the Debentures issued hereunder or under the Other Purchase Agreements and any other securities issued in respect of such Common Stock upon any merger, reclassification, recapitalization or combination, including without limitation any such securities issued in connection with a Change of Control; provided, however, that Registrable Securities shall not include shares of Common Stock that have been sold to or though a broker or dealer or underwriter in a public distribution or public securities transaction, sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or Registrable Securities sold by a person in a transaction in which rights under this Agreement are not assigned.

        The terms “register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

        “Registration Expenses” shall mean all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding all Selling Expenses.

        “Restricted Securities” shall mean the securities of the Company required to bear the legend set forth in Section 7.3 hereof (or any similar legend).

        “Securities Act” shall mean the Securities Act of 1933, as amended, or any successor law thereto.

        “Selling Expenses” shall mean all underwriting discounts, selling commissions, and stock transfer taxes applicable to the securities registered by the Holders and any fees of counsel to any Holder or group of Holders.

        7.2   Restrictions on Transferability. The Restricted Securities shall not be transferable except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder of Restricted Securities bound hereby will cause any proposed transferee of the Restricted Securities held by such Holder to agree to take and hold such Restricted Securities subject to the provisions and upon the conditions specified in this Agreement.

        7.3   Restrictive Legend. Each certificate representing (i) the Debentures, (ii) shares of the Company’s Common Stock issued upon conversion of the Debentures, or (iii) any other securities issued in respect of the Debentures or the Common Stock issued upon conversion of the Debentures upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 7.4 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT IS EFFECTIVE COVERING SUCH TRANSFER OR (II) THERE IS AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION THEREFROM IS AVAILABLE. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

        Each Holder consents to the Company’s making a notation on its records and giving instructions to any transfer agent of the Common Stock issuable upon conversion of the Debentures in order to implement the restrictions on transfer established in this Section.

        7.4   Notice of Proposed Transfers. The Holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section. Prior to any proposed transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder thereof shall give written notice to the Company of such Holder’s intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail and shall be accompanied by either (i) a written opinion of legal counsel, who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company’s counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act or (ii) a “No Action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legends described above, except that such certificate shall not bear any such restrictive legend if in the opinion of counsel for the Company such legend is not required.

        7.5   Request for Registration.

            (a)   If at any time after the Debentures become convertible pursuant to Section 4 thereof, the Company shall receive from any Holder or group of Holders, representing individually or as a group not less than 50% of the Registrable Securities then outstanding (assuming conversion of all Debentures then outstanding into Registrable Securities), a written request that the Company effect the registration of Registrable Securities, then the Company will use its best efforts to effect the “shelf” registration on Form S-3 of all Registrable Securities requested by any Holder to be so registered, and to effect blue sky law qualification or other compliance if necessary, subject to the following limitations:

               (i)   the Company shall not be obligated to cause a registration on Form S-3 to become effective prior to 90 days following the effective date of a Company-initiated registration (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145);

               (ii)   the Company shall not be required to effect more than two (2) registrations on Form S-3 in the aggregate, or more than one (1) registration in any twelve-month period;

               (iii)   the Company shall not be required to effect a registration on Form S-3 unless the Holder or Holders requesting registration propose to dispose of shares of Registrable Securities having an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least $2,000,000;

               (iv)   the Company shall not be required to maintain and keep any such registration on Form S-3 effective for a period greater than the period equal to the shorter of (x) 45 days or (y) such date as the disposition of the Registrable Securities subject to such registration has been completed; and

               (v)   the Company may defer the filing of such registration statement for a period of up to 120 days after receipt of the request of the Holder or Holders requesting such registration, if in the good faith judgment of the Company’s Board of Directors, it would be seriously detrimental to the Company and its stockholders if the registration statement were filed.

            The Company shall give notice to all Holders of the receipt of a request for registration pursuant to this Section and shall provide a reasonable opportunity for all such other Holders to participate in the registration. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition.

        7.6   Company Registration.

            (a)   Notice of Registration. If the Company shall determine to register its Common Stock, either for its own account or the account of its stockholders, other than: (i) a registration relating solely to employee benefit plans or (ii) a registration relating solely to a transaction pursuant to Rule 145 promulgated under the Securities Act, the Company will:

                 (x)   promptly give to each Holder written notice thereof; and

                 (y)   include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 30 days after receipt of such written notice from the Company, by any Holder or Holders.

            (b)   Cut-back and Allocation. Notwithstanding any other provision of this Section, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among the Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration

            (c)   Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

        7.7   Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Company. All Selling Expenses relating to securities registered by the Holders pursuant to this Agreement shall be borne by the Holders of such Registrable Securities participating in the registered offering pro rata based on the number of shares so registered.

        7.8   Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. In connection with any registration effected pursuant to this Agreement, the Company will prepare and file such amendments and supplements to its registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement. At its expense, the Company will furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request.

        7.9   Termination of Registration Rights. The registration rights granted pursuant to this Agreement shall terminate as to any Holder at such time as such Holder is eligible to sell all of such Holder’s Registrable Securities under Rule 144 within a six month period.

        7.10   Lock-up Agreement. In consideration for the Company agreeing to its obligations under this Agreement, each Holder of Registrable Securities and each transferee pursuant to Section 7.14 hereof agrees, upon request of the underwriters managing any underwritten public offering of the Company’s Common Stock pursuant to an effective registration statement under the Securities Act, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for a period of up to 180 days following such public offering, provided that each officer and director of the Company is similarly bound. Each Holder agrees that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this Section. This Section 7.10 shall supersede any conflicting provision of Section 7.5 above. Notwithstanding any other provision of this Agreement, the Company may assign each Holder’s obligations under this Section 7.10 to any underwriter of the public offering of the Company’s Common Stock.

        7.11   Indemnification. With respect to any registration effected pursuant to Section 7.6, and with respect to any other registration of Registrable Securities that involves an underwritten public offering, the Company shall enter into customary indemnification and contribution agreements with respect to the contents of the registration statement and the prospectus included therein.

        7.12   Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

        7.13   Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

               (a)   make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

               (b)   file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

               (c)   furnish to Holders upon request a written statement as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

        7.14   Transfer of Rights. Provided that the Company is given prior written notice of such assignment, the rights granted hereunder to cause the Company to register securities may be assigned to (i) a transferee or assignee who acquires at least 250,000 shares of Registrable Securities (appropriately adjusted for stock splits, recapitalizations and like after the date hereof) and (ii) any family member of a Holder, any trust of which a Holder or his/her family member is a beneficiary, or any affiliate or constituent partner, including limited partner, of a Holder.

SECTION 8

Miscellaneous

        8.1   Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware, without reference to the conflicts of law provisions thereof.

        8.2   Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

        8.3   Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

        8.4   Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

        8.5   Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to Purchaser, to Purchaser’s address as set forth under Purchaser’s name on the signature page hereof, or to such other address as Purchaser shall have furnished to the Company in writing, and (b) if to the Company, to its principal executive offices and addressed to the attention of the Chief Executive Officer, or to such other address as the Company shall have furnished to Purchaser.

        Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

        8.6   Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to Purchaser or any other holder of Debentures, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of Purchaser or such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Purchaser or any other holder of any breach or default under this Agreement, or any waiver on the part of Purchaser or any other holder of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

        8.7   Specific Performance. The Company and Purchaser acknowledge and agree that irreparable damage to the other party would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which the parties may be entitled by law or equity.

        8.8   Expenses. The Company and Purchaser shall bear their own respective expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

        8.9   Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

        8.10   Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

        8.11   Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

[Remainder of Page Intentionally Left Blank]

        This DEBENTURE PURCHASE AGREEMENT is hereby executed as of the date first above written.

"COMPANY"                    WILSHIRE FINANCIAL SERVICES GROUP INC.,
                                a Delaware corporation

                             By:
                                 ---------------------------------------

                             Name:
                                   -------------------------------------

                             Title:
                                    ------------------------------------

"PURCHASER"                  ROBERT H. KANNER

                             By:
                                 ---------------------------------------

                             Name:
                                   -------------------------------------

                             Title:
                                    ------------------------------------

                             Address:

                             c/o Pubco Corporation
                             3830 Kelley Avenue
                             Cleveland, Ohio 44114

Exhibit A

See Form of Debenture filed as Exhibit 4.2 to this Report on Form 8-K/A.